Exhibit 99.1

DG FastChannel management will host a conference call to review the transaction described below:

Conference Call:	Tomorrow, April 25, 2007 at 11:00 a.m. EDT
Dial-in number:	212/896-6012 or 415/537-1964
Webcast:	www.dgfastchannel.com

Replay information provided below.

News Announcement	For Immediate Release

For more information contact:
Omar Choucair	Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
DG FastChannel, Inc.	212/835 8500 or dgit@jcir.com
972/581-2000

DG FASTCHANNEL™ TO ACQUIRE PRIVATELY-HELD MEDIA

DISTRIBUTION PROVIDER, PATHFIRE, INC.

- Acquisition Further Diversifies DG FastChannel’s Client Base and Revenues -

- Clients to Benefit from Redundant Ads Distribution Capabilities and the Combined Resources of DG FastChannel’s and Pathfire’s

IT Focus and Technology Investments -

- Combined Entity to Realize Operational Synergies -

DALLAS, TX (April 24, 2007) – DG FastChannel, Inc. (NASDAQ: DGIT), the leading provider of digital media services to the advertising and broadcast industries, announced today that it has entered into a definitive agreement to acquire privately-held Pathfire, Inc., for $30 million through a stock purchase transaction.  Pathfire provides a robust digital media distribution pathway and sophisticated network operations center (NOC) serving the television and entertainment industries.

Pathfire distributes third-party long-form content, primarily news and syndicated programming, through a proprietary server-based network via satellite and Internet channels.  Pathfire is the primary distribution method for the majority of syndicated programming, including shows such as “Jeopardy,” “Friends,” and “The Oprah Winfrey Show.”  In addition, ABC and CNN rely on the Pathfire network to distribute thousands of news stories to hundreds of television affiliates throughout the United States. Pathfire technology is installed in approximately 1,400 U.S. television stations.

-more-

Commenting on the transaction, Scott K. Ginsburg, Chairman and CEO of DG FastChannel said, “Pathfire’s separate and distinct IP multicast digital satellite delivery network and blue chip customer list are excellent add-ons to DG FastChannel’s business.  Pathfire has a leading position in news, entertainment, and video news releases.  These media segments greatly expand DG FastChannel’s existing positions as the advertising distribution platform leader for the radio, television and print advertising markets.  Marketers, agencies, news organizations and entertainment companies will benefit from the combined entity’s leadership in providing and innovating digital delivery, asset management and workflow efficiencies.  As the broadcasting industry pushes forward with its preparation for high definition (HD) and content producers continue to adopt distribution of HD content, we expect that the combined platform will play a significant role throughout the media and advertising supply chain.”

Pathfire’s digital media platform supports a suite of applications tailored to the needs of news, syndication, video news feeds and broadcasters.  For example, users can browse, search, or preview broadcast-quality video clips from their desktops using the Company’s intuitive interface.  Pathfire software applications reside on over 10,000 desktops in virtually every U.S. television station.  Like DG FastChannel, Pathfire delivers integrated digital solutions that automate media distribution and workflow management solutions enabling both content providers and broadcasters to maximize efficiency while reducing costs. The combined DG FastChannel and Pathfire networks will provide a one-stop source for all video forms including ads, news, syndicated programming, movies and video news releases and electronic press kits.

Mr. Ginsburg continued, “Of particular and strategic significance, today’s acquisition affords DG FastChannel an opportunity to participate in the digital cinema initiative, which is expected to replace the costly, time intensive dub and ship methods used to transport films from Hollywood studios to movie theaters.  Pathfire’s technology and proven innovations provide the baseline for Hollywood studios and theater operators to meet their goals of managing digital content via a satellite delivery network.”

In 2006 Pathfire generated revenues of approximately $16.2 million.

Mr. Ginsburg added, “Upon completion of this transaction and the closing of the recently announced acquisition of Point.360’s advertising distribution operations DG FastChannel’s revenues on a pro forma basis — assuming the Point.360 advertising distribution operations and Pathfire operations were merged with DG FastChannel’s as of January 1, 2007, and reflecting anticipated revenue and expense synergies — will approximate $113 to $118 million and EBITDA will be in the range of $35 to $38 million.

“Significant opportunities exist to consolidate the extensive satellite and terrestrial networks operated by both DG FastChannel and Pathfire to further enhance the reach of file-based delivery of all types of media, while at the same time providing redundant delivery paths for enhanced reliability.  Bringing together Pathfire’s expertise with the automation of content delivery and asset management within television stations and DG FastChannel’s online order entry systems will allow the creation of a truly hands-off delivery platform for the content providers and broadcasters, from the point of ingest, through terrestrial or satellite delivery, right through to station play to air device, and sending delivery confirmation back to customers.”

“The strategic expansion of our electronic delivery platform will deliver further value to our shareholders particularly in the era of high definition television,” according to Mr. Ginsburg. “Over the next two years, television and cable outlets will transition primarily to HD broadcasts.  Importantly, both the DG FastChannel network and the Pathfire network are already fully capable of electronically and securely transferring high definition as well as standard definition content to the broadcasters.  Together, the two platforms will be ready and able to serve our growing, diversified customer base with next generation solutions.”

Mr. Ginsburg concluded, “The Pathfire acquisition brings to DG FastChannel a talented team of sales, customer service, IT and operations personnel. We plan to integrate the successful operating and technology disciplines of both companies to attract new customers and extend our ability to provide a level of customer care and service that is second to none.”

The transaction is expected to close in the second quarter of 2007 subject to Pathfire shareholder approval and other customary closing conditions.  DG FastChannel plans to finance the transaction with cash on hand and through borrowings under its existing credit facility.

Conference Call and Webcast – Wednesday, April 25, 2007

DG FastChannel will be hosting a conference call and simultaneous webcast tomorrow, Wednesday, April 25, 2007 at 11:00 a.m. EDT, both of which are open to the general public.  To access the conference call by telephone, interested parties may dial
212/896-6012 or

415/537-1964.  Participants can access the webcast through DG FastChannel’s website at www.dgfastchannel.com.  Questions and answers will be taken only from participants on the conference call.  For the webcast, please allow 15 minutes to register and download and install any necessary software.  Following the call’s completion, a replay will also be available for 30 days on the Internet from DG FastChannel’s website.

About DG FastChannel, Inc.

DG FastChannel delivers the standard in digital media services to the advertising, broadcast and publishing industries.  DG FastChannel’s innovative technology solutions help advertisers and agencies work faster, smarter and more competitively.

Offering both the ubiquitous reach of multicast satellite transmissions and the targeted capabilities of Internet technologies, DG FastChannel has deployed a suite of business intelligence and asset management tools and creative and production resources designed specifically for the advertising community.  DG FastChannel’s next generation distribution platform includes high definition electronic video distribution capabilities that streamline the advertising process from point of ingest via digital distribution to its edge-servers located at TV, cable and network broadcasters.  DG FastChannel’s online media distribution network and suite of products and services are relied upon by more than 5,000 advertisers and agencies, and over 21,000 online radio, television, cable, network and print publishing destinations. DG FastChannel recently agreed to acquire the advertising distribution operations of Point.360 (NASDAQ: PTSX) with the transaction expected to be completed during the third quarter of 2007.  For more information visit www.dgfastchannel.com.

About Pathfire (www.pathfire.com)

Pathfire, headquartered in Atlanta, is the leading provider of digital content distribution and management solutions for the broadcast, media and entertainment industries, supplying innovative digital solutions, from distribution to air, for broadcasters, news organizations, television networks, Hollywood studios and other media companies.  Pathfire’s Digital Media Gateway™ (DMG) is an advanced digital IP store-and-forward platform, delivering news stories, syndicated programming, advertising spots, and video news releases to more than 1,400 broadcasters. Pathfire DMG and the associated workflow tools are available on over 10,000 PC desktops throughout the world.

Safe Harbor for Forward-Looking Statements

Statements in this Press Release may contain certain forward-looking statements relating to DG FastChannel and its expectations for the proposed acquisition of the Pathfire and Point.360 advertising distribution operations.  All statements included in this Press Release concerning activities, events or developments that DG FastChannel expects, believes or anticipates will or may occur in the future are forward-looking statements.  Actual results could differ materially from the results discussed in the forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that either or both of the Pathfire and Point.360 acquisitions will not close because of a failure to satisfy one or more of the closing conditions; the risk that DG FastChannel’s business will have been adversely impacted during the pendency of the Pathfire or Point.360 acquisitions; the risk that either or both of Pathfire’s and Point.360’s respective operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from either or both of the Pathfire and Point.360 acquisitions may not be fully realized, realized at all or take longer to realize than anticipated.  Additional information on these and other risks, uncertainties and factors is included in DG FastChannel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

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